Exhibit 21
                                       To
                         2004 Annual Report on Form 10-K

                           Subsidiaries of the Company

Greater Community Bancorp (the "Company") has three directly-owned operating bank subsidiaries, Greater Community Bank ("GCB"), Bergen Commercial Bank ("BCB") and Rock Community Bank ("RCB") (the "Bank Subsidiaries"), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GCB and BCB each has one wholly-owned non-bank subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations, each of which, in turn, owns 100% of the stock of a Delaware non-bank subsidiary.

The Company also directly owns 100% of the outstanding shares of Greater Community Services, Inc. (GCS), GCB Realty, LLC (Realty) and REO Fairfield, LLC
(REO). GCS provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost. Realty owns and manages real estate property. REO houses other real estate owned. In addition, the Company owns 100% of the GCB Capital Trust II which is a Delaware holding trust.

These relationships are indicated in the following chart.

--------------------------------------------------------------------------------------------------------------------------------

                                                     Greater Community Bancorp
                                                           (registrant)
                                                          (the "Company")

--------------------------------------------------------------------------------------------------------------------------------
        |                 |                |                     |                    |                |                |
        |                 |                |                     |                    |                |                |
Greater Community    GCB Capital        Greater                Bergen          GCB Realty, LLC        Rock             REO
  Services, Inc.       Trust II      Community Bank       Commercial Bank                        Community Bank   Fairfield, LLC
       100%              100%             100%                  100%                 100%             100%             100%

                                           |                     |
                                           |                     |
                                           |               BCB Investment
                                           |               Company, Inc.
                                           |
                                           |                    100%
                                           |
                                           |                     |
                                           |                     |
                                           |              Sears Drive Corp
                                           |                    100%
                                           |
                                           |
                    ---------------------------------------------------------
                          |                |                     |
                          |                |                     |
                       Highland    Greater Community   Great Falls Investment
                    Capital Corp.   Insurance, Inc.        Company, Inc.

                         100%             100%                  100%

                                                                 |
                                                                 |
                                                        Union Boulevard Corp

                                                                100%


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